AR 2004 02 - Available Funds Cap* - Uncapped to 11.00%
Note: Floating Rate Bonds will be subject to an [11.00%] hard cap.

Period	Date	Day Count	Effective Rate Paid (30/360)	Effective Rate Paid (Act/360)**	Period	Date	Day Count	Effective Rate Paid (30/360)	Effective Rate Paid (Act/360)**

1	25-Mar-04	29	10.633	11.000	31	25-Sep-06	31	11.366	11.000
2	25-Apr-04	31	11.367	11.000	32	25-Oct-06	30	11.000	11.000
3	25-May-04	30	11.000	11.000	33	25-Nov-06	31	11.367	11.000
4	25-Jun-04	31	11.367	11.000	34	25-Dec-06	30	11.000	11.000
5	25-Jul-04	30	11.000	11.000	35	25-Jan-07	31	11.366	11.000
6	25-Aug-04	31	11.367	11.000	36	25-Feb-07	31	11.366	11.000
7	25-Sep-04	31	11.367	11.000	37	25-Mar-07	28	10.267	11.000
8	25-Oct-04	30	11.000	11.000	38	25-Apr-07	31	11.367	11.000
9	25-Nov-04	31	11.367	11.000	39	25-May-07	30	11.000	11.000
10	25-Dec-04	30	11.000	11.000	40	25-Jun-07	31	11.367	11.000
11	25-Jan-05	31	11.366	11.000	41	25-Jul-07	30	11.000	11.000
12	25-Feb-05	31	11.366	11.000	42	25-Aug-07	31	11.367	11.000
13	25-Mar-05	28	10.266	11.000	43	25-Sep-07	31	11.366	11.000
14	25-Apr-05	31	11.366	11.000	44	25-Oct-07	30	11.000	11.000
15	25-May-05	30	11.000	11.000	45	25-Nov-07	31	11.367	11.000
16	25-Jun-05	31	11.366	11.000	46	25-Dec-07	30	11.000	11.000
17	25-Jul-05	30	11.000	11.000	47	25-Jan-08	31	11.366	11.000
18	25-Aug-05	31	11.366	11.000	48	25-Feb-08	31	11.367	11.000
19	25-Sep-05	31	11.367	11.000	49	25-Mar-08	29	10.633	11.000
20	25-Oct-05	30	11.000	11.000	50	25-Apr-08	31	11.367	11.000
21	25-Nov-05	31	11.367	11.000	51	25-May-08	30	11.000	11.000
22	25-Dec-05	30	11.000	11.000	52	25-Jun-08	31	11.367	11.000
23	25-Jan-06	31	11.366	11.000	53	25-Jul-08	30	11.000	11.000
24	25-Feb-06	31	11.367	11.000	54	25-Aug-08	31	11.367	11.000
25	25-Mar-06	28	10.266	11.000	55	25-Sep-08	31	11.366	11.000
26	25-Apr-06	31	11.367	11.000	56	25-Oct-08	30	11.000	11.000
27	25-May-06	30	11.000	11.000	57	25-Nov-08	31	11.366	11.000
28	25-Jun-06	31	11.367	11.000	58	25-Dec-08	30	11.000	11.000
29	25-Jul-06	30	11.000	11.000	59	25-Jan-09	31	11.367	11.000
30	25-Aug-06	31	11.366	11.000	60	25-Feb-09	31	11.367	11.000

* Assumes each underlying Collateral index instantaneously to 20.00% and all collateral pays at 20% CPR.

** Adjusted to an Actual/360 Basis assuming payments are made on the dates indicated.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur.  Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.